HARLAND CLARKE HOLDINGS CORP.
REPORTS THIRD QUARTER AND YEAR-TO-DATE 2013 RESULTS

San Antonio, TX - November 8, 2013 - Harland Clarke Holdings Corp. ("Harland Clarke Holdings" or the "Company") today reported results for the third quarter and nine months ended September 30, 2013. In addition, Harland Clarke Holdings filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission today.
On December 21, 2011, the Company's parent, M & F Worldwide Corp. ("M & F Worldwide") merged with an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews") (the "MacAndrews Acquisition"). As a result of the MacAndrews Acquisition, the Company was required to use the acquisition method of accounting to revalue its assets and liabilities as of the date of the MacAndrews Acquisition. Such accounting results in a number of non-cash adjustments including, but not limited to, decreased revenues as a result of fair value adjustments to deferred revenues, increased depreciation and amortization as a result of the revaluation of assets and increased non-cash interest expense that results from adjusting the Company's long-term debt to fair value as of the date of the MacAndrews Acquisition.
On August 16, 2013, the Company completed the sale of each of Harland Financial Solutions, Inc., Harland Financial Solutions Worldwide Limited and Harland Israel Ltd. (collectively, "HFS") to affiliates of Davis + Henderson Corporation. The consideration received by the Company from the sale was approximately $1.2 billion in cash. Operating results of HFS through August 16, 2013, including the related gain, are reported as discontinued operations in the Company's statements of operations for the third quarters of 2013 and 2012 and the nine months periods ended September 30, 2013 and 2012. Operating results of HFS are not included in segment or consolidated results other than as discontinued operations and prior periods have been reclassified to remove HFS results from results reported for continuing operations.
On October 18, 2013, the Company completed the sale of Faneuil, Inc. ("Faneuil") to ALJ Regional Holdings, Inc. ("ALJ") for consideration consisting of $25.0 million in cash, a $25.0 million two year note to the Company and 3.0 million shares of ALJ's common stock. The Company's consolidated operating results for the third quarter and nine months period ended September 30, 2013 include the divested Faneuil business for the full periods.

Third Quarter 2013 Highlights

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Net revenues of $377.8 million, up $19.9 million compared to the third quarter of 2012 primarily due to incremental revenue from the acquisition of NCP Solutions, LLC (the "NCP Solutions Acquisition") and increased non-check revenues at the Harland Clarke segment, increased revenues for online products at the Scantron segment and new business contracts at the Faneuil segment, partially offset by decreased revenues per unit at the Harland Clarke segment, a decrease in net benefits from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and slight volume declines at the Harland Clarke and Scantron segments.

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Operating income of $64.4 million, up $14.7 million compared to the third quarter of 2012 primarily due to cost reductions and other operational improvements implemented at each of the segments, decreased restructuring costs at each of the segments, a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and increases in revenues at each of the segments, partially offset by slight volume declines at the Harland Clarke and Scantron segments and increased costs related to corporate development initiatives.

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Net income from continuing operations of $7.6 million, up $32.3 million compared to the net loss of $24.7 million for the third quarter of 2012 primarily due to a non-cash loss on early extinguishment of debt of $34.2 million ($20.9 million after-tax) in the third quarter of 2012, operational improvements and cost reductions implemented at each of the segments and a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition.

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Net income from discontinued operations of $412.3 million for the third quarter of 2013, including a pre-tax gain on the sale of discontinued operations of $647.0 million, compared to $5.7 million for the third quarter of 2012.

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Consolidated Adjusted EBITDA(1) from continuing operations of $98.3 million compared to $105.0 million for the third quarter of 2012. The decrease is primarily due to decreased revenues per unit at the Harland Clarke segment.

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(1)
Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income (loss), or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Third Quarter 2013 Performance

Consolidated Results
Consolidated net revenues increased by $19.9 million, or 5.6%, to $377.8 million for the third quarter of 2013 from $357.9 million for the third quarter of 2012. The increase in consolidated net revenues was due to revenue increases at each segment including a $24.0 million increase from the NCP Solutions Acquisition, which occurred on May 31, 2013, and a $0.7 million increase in non-check revenues at the Harland Clarke segment, a $4.5 million increase in net revenues from online products at the Scantron segment and a $1.7 million increase from new business contracts at the Faneuil segment. These increases were partially offset by a $10.0 million decrease from lower revenues per unit at the Harland Clarke segment, a $1.0 million decrease from a contract price decrease at the Faneuil segment and slight volume declines which reduced net revenues by $0.7 million at the Harland Clarke segment and $0.3 million at the Scantron segment. Also, the third quarter of 2013 included a net benefit of $5.2 million across all segments from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition compared to a net benefit of $6.1 million for the third quarter of 2012.
Consolidated operating income increased by $14.7 million, or 29.6%, to $64.4 million for the third quarter of 2013 from $49.7 million for the third quarter of 2012. The third quarter of 2013 included a net benefit of $4.0 million across all segments from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition compared to net charges of $1.7 million for the third quarter of 2012. Also contributing to the increase in operating income were cost reductions implemented at each of the segments, lower restructuring costs at each of the segments totaling $10.0 million and increases in revenues at each of the segments. These increases in operating income were partially offset by a contract price decrease at the Faneuil segment, slight volume declines at the Harland Clarke and Scantron segments and increased costs related to corporate development initiatives.
Consolidated net income from continuing operations increased by $32.3 million to net income from continuing operations of $7.6 million for the third quarter of 2013 from a net loss from continuing operations of $24.7 million for the third quarter of 2012. In addition to the increase in operating income, this increase was due to a non-cash loss on early extinguishment of debt of $34.2 million ($20.9 million after-tax) in the third quarter of 2012, a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and a decrease in interest expense as well as cost reductions and other operational improvements. The decrease in interest expense was due to a $9.1 million ($5.6 million after-tax) decrease in net charges to interest expense from non-cash fair value adjustments related to the MacAndrews Acquisition from $22.6 million ($13.8 million after-tax) for the third quarter of 2012 to $13.5 million ($8.2 million after-tax) for the third quarter of 2013, partially offset by an increase in interest expense unrelated to acquisition accounting of $6.3 million ($3.8 million after-tax).
Net income from discontinued operations was $412.3 million for the third quarter of 2013, including a pre-tax gain on the sale of discontinued operations of $647.0 million, compared to $5.7 million for the third quarter of 2012.
Consolidated Adjusted EBITDA from continuing operations decreased by $6.7 million, or 6.4%, to $98.3 million for the third quarter of 2013 from $105.0 million for the third quarter of 2012 primarily due to decreased revenues per unit at the Harland Clarke segment. The Adjusted EBITDA effect of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative $3.2 million for the third quarter of 2013 compared to a negative $2.9 million for the third quarter of 2012. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income (loss), or operating income (loss) in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.
Segment Results
During the second quarter of 2012, the Company transferred certain product and service lines from the Scantron segment to other segments. Specifically, Scantron transferred the Harland Technology Services ("HTS") and Medical Device Tracking ("MDT") businesses to the Faneuil segment and the Survey Services business to the Harland Clarke segment. In accordance with applicable accounting guidance, prior period amounts for these businesses have been reclassified to reflect the business segment changes.
Net revenues for the Harland Clarke segment increased by $17.1 million, or 6.0%, to $303.8 million for the third quarter of 2013 from $286.7 million for the third quarter of 2012 primarily due to the NCP Solutions Acquisition, which occurred on May 31, 2013, that increased net revenues by $24.0 million, a $1.3 million increase in net benefits from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and an increase in non-check revenues of $0.7 million. These increases were partially offset by a decrease in revenues per unit that decreased net revenues by $10.0 million and a slight decline in volumes, net of conversions and client additions and losses, that reduced net revenues by $0.7 million. Non-cash fair value acquisition adjustments to deferred revenues and client incentives were a net benefit of $7.9 million for the third quarter of 2013 compared to a net benefit of $6.6 million for the third quarter of 2012. Operating income for the Harland

Clarke segment increased by $5.9 million, or 10.4%, to $62.5 million for the third quarter of 2013 from $56.6 million for the third quarter of 2012. The increase in operating income was primarily due to a $6.0 million decrease in net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, net cost reductions and other operational improvements totaling $2.2 million, a decrease in restructuring costs and impairment charges totaling $4.7 million and incremental operating income from the NCP Acquisition of $1.4 million. These increases were partially offset by lower revenues per unit that decreased operating income by $10.0 million.
Net revenues for the Scantron segment increased by $1.9 million, or 6.3%, to $32.1 million for the third quarter of 2013 from $30.2 million for the third quarter of 2012 primarily due to a $4.5 million increase in revenues for online products primarily resulting from the recognition of deferred revenues related to contracts that were terminated in the third quarter of 2013 due to the discontinuation of certain online products, partially offset by a $2.6 million increase in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and volume declines in scanners and forms that reduced revenues by $0.3 million. Charges from non-cash fair value acquisition accounting adjustments to deferred revenues were $2.6 million for the third quarter of 2013. Operating income for the Scantron segment increased by $9.2 million to $4.0 million for the third quarter of 2013 from an operating loss of $5.2 million for the third quarter of 2012. The increase in operating income was primarily due to an increase in revenues, a decrease in restructuring charges of $4.0 million and net cost reductions totaling $2.3 million, partially offset by a $0.7 million decrease in net benefits from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and non-cash impairments charges of $0.2 million in the third quarter of 2013. Non-cash fair value acquisition accounting adjustments were a net benefit of $4.1 million for the third quarter of 2013 compared to a net benefit of $4.8 million for the third quarter of 2012.
Net revenues for the Faneuil segment increased by $1.1 million, or 2.6%, to $42.7 million for the third quarter of 2013 from $41.6 million for the third quarter of 2012 primarily due to a $1.7 million increase from new business contracts and a $0.4 million decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, partially offset by a $1.0 million decrease resulting from a contract price decrease. Charges from non-cash fair value acquisition accounting adjustments to deferred revenues were $0.1 million for the third quarter of 2013 compared to $0.5 million for the third quarter of 2012. Operating income for the Faneuil segment increased by $2.2 million to $5.1 million for the third quarter of 2013 from $2.9 million for the third quarter of 2012. The increase in operating income was primarily due to a decrease in restructuring costs and impairment charges of $2.0 million, cost reductions totaling $0.9 million, a $0.4 million decrease in net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and new business contracts, partially offset by a $1.0 million decrease resulting from a contract price decrease. Non-cash fair value acquisition accounting adjustments were a net benefit of $0.2 million for the third quarter of 2013 compared to a net charge of $0.2 million for the third quarter of 2012.
Year-to-date 2013 Performance
On March 19, 2012, the Company purchased Faneuil, Inc. ("Faneuil") for $70.0 million in cash from affiliates of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to governmental and regulated commercial clients across the United States. Although the Company's acquisition of Faneuil closed on March 19, 2012, the Company has included Faneuil operations in its consolidated results for the entire nine months ended September 30, 2012 as required by GAAP since Faneuil and the Company were under common control.
Consolidated Results
Consolidated net revenues increased by $15.5 million, or 1.4%, to $1,084.6 million for the nine months ended September 30, 2013 from $1,069.1 million for the nine months ended September 30, 2013. The nine months ended September 30, 2013 included a net benefit of $18.2 million across all segments from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition compared to a net benefit of $13.2 million for the nine months ended September 30, 2012. The increase in consolidated net revenues was also due to the NCP Solutions Acquisition, which occurred on May 31, 2013, that increased net revenues by $32.0 million and a $1.6 million increase in non-check revenues at the Harland Clarke segment, a $5.5 million increase in net revenues from online products at the Scantron segment and a $6.1 million increase from new business contracts at the Faneuil segment. These increases were partially offset by volume declines which reduced net revenues by $16.4 million and an $8.2 million decrease from lower revenues per unit at the Harland Clarke segment, volume declines which reduced net revenues by $4.8 million at the Scantron segment and a $3.1 million decrease from a contract price decrease at the Faneuil segment.
Consolidated operating income increased by $61.0 million, or 51.7%, to $179.0 million for the nine months ended September 30, 2013 from $118.0 million for the nine months ended September 30, 2012. The nine months ended September 30, 2013 included a net benefit of $10.8 million across all segments from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition compared to net charges of $21.0 million for the nine months ended September 30, 2012. Also contributing to the increase in operating income were cost reductions implemented at each of the segments, increases in revenues at each of the segments and a $1.3 million decrease in restructuring costs. These increases in operating income were partially offset by volume declines at the Harland Clarke and Scantron segments, a contract price decrease at the Faneuil segment, increased costs related to corporate development initiatives and a $0.4 million increase in non-cash impairment charges.
Consolidated net loss from continuing operations improved by $22.2 million to $28.1 million for the nine months ended September 30, 2013 from $50.3 million for the nine months ended September 30, 2012. In addition to the increase in operating income, the improvement was due to a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, cost reductions and other operational improvements as well as a $0.7 million decrease in interest expense, partially offset by a $26.8 million ($16.3 million after-tax) increase in non-cash loss on early extinguishment of debt. The net loss from continuing operations for the nine months ended September 30, 2013 included a $29.5 million ($18.1million after-tax) decrease in net charges to interest expense from non-cash fair value adjustments related to the MacAndrews Acquisition from $77.8 million ($47.5 million after-tax) for the nine months ended September 30, 2012 to $48.3 million ($29.4 million after-tax) for the nine months ended September 30, 2013, partially offset by an increase in interest expense unrelated to acquisition accounting of $28.7 million ($17.5 million after-tax).
Net income from discontinued operations was $439.2 million for the nine months ended September 30, 2013, including a pre-tax gain on the sale of discontinued operations of $647.0 million, compared to $0.7 million for the nine months ended September 30, 2012.
Consolidated Adjusted EBITDA from continuing operations increased by $13.5 million, or 4.9%, to $289.5 million for the nine months ended September 30, 2013 from $276.0 million for the nine months ended September 30, 2012 primarily due to cost reductions and revenue improvement initiatives. The Adjusted EBITDA effect of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative $11.2 million for the nine months ended September 30, 2013 compared to a negative $14.0 million for the nine months ended September 30, 2012. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income (loss), or operating income (loss) in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.
Segment Results
Net revenues for the Harland Clarke segment increased by $8.3 million, or 1.0%, to $874.7 million for the nine months ended September 30, 2013 from $866.4 million for the nine months ended September 30, 2012. This increase was primarily due to the NCP Solutions Acquisition, which occurred on May 31, 2013, that increased net revenues by $32.0 million, a $1.6 million increase in non-check revenues and a $1.0 million increase in net benefits from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, partially offset by volume declines, net of conversions and client additions and losses, that reduced net revenues by $16.4 million and a decrease in revenues per unit that decreased net revenues by $8.2 million. Non-cash fair value acquisition adjustments to deferred revenues and client incentives were a net benefit of $24.4 million for the nine months ended September 30, 2013 compared to a net benefit of $23.4 million for the nine months ended September 30, 2012. Operating income for the Harland Clarke segment increased by $40.9 million, or 26.9%, to $192.7 million for the nine months ended September 30, 2013 from $151.8 million for the nine months ended September 30, 2012. The increase in operating income was primarily due to net cost reductions and other operational improvements totaling $28.0 million, a $26.1 million decrease in net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, incremental operating income from the NCP Acquisition, which occurred on May 31, 2013, of $1.7 million and a $1.2 million decrease in restructuring charges. Net charges from non-cash fair value acquisition adjustments were $1.7 million for the nine months ended September 30, 2013 compared to $27.8 million for the nine months ended September 30, 2012. These increases were partially offset by volume declines, net of conversions and client additions and losses, that reduced operating income by $9.2 million and a decrease in revenues per unit that decreased operating income by $8.2 million.
Net revenues for the Scantron segment increased by $0.2 million, or 0.2%, to $89.2 million for the nine months ended September 30, 2013 from $89.0 million for the nine months ended September 30, 2012. This increase was primarily due to a $5.5 million increase in revenues for online products primarily resulting from the recognition of deferred revenues related to contracts that were terminated in 2013 due to the discontinuation of certain online products, partially offset by volume declines in scanners and forms that reduced revenues by $4.8 million and a $0.5 million increase in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition. Charges from non-cash fair value acquisition accounting adjustments to deferred revenues were $6.0 million for the nine months ended September 30, 2013 compared to $5.5 million for the nine months ended September 30, 2012. Operating loss for the Scantron segment improved by $17.9 million, to an operating loss of $8.1 million for the nine months ended September 30, 2013 from an operating loss of $26.0 million for the nine months ended September 30, 2012. The improvement was primarily due to net cost reductions totaling $17.7 million, a $2.0 million increase in net benefits from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and a net increase in revenues, partially offset by a $2.0 million increase in restructuring costs and asset impairment charges. Non-cash fair value acquisition accounting adjustments were a net benefit of $11.9 million for the nine months ended September 30, 2013 compared to a net benefit of $9.9 million for the nine months ended September 30, 2012.
Net revenues for the Faneuil segment increased by $7.5 million, or 6.5%, to $122.9 million for the nine months ended September 30, 2013 from $115.4 million for the nine months ended September 30, 2012. This increase was primarily due to a $6.1 million increase from new business contracts and a $4.5 million decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, partially offset by a $3.1 million decrease resulting from a contract price decrease. Charges from non-cash fair value acquisition accounting adjustments to deferred revenues were $0.2 million for the nine months ended September 30, 2013 compared to $4.7 million for the nine months ended September 30, 2012. Operating income for the Faneuil segment increased by $6.4 million to $12.0 million for the nine months ended September 30, 2013 from $5.6 million for the nine months ended September 30, 2012. The increase in operating income was primarily due to a $3.7 million decrease in net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, cost reductions totaling $2.3 million, new business contracts, a $1.9 million decrease in restructuring costs and asset impairment charges, partially offset by a $3.1 million decrease resulting from a contract price decrease. Non-cash fair value acquisition accounting adjustments were a net benefit of $0.6 million for the nine months ended September 30, 2013 compared to a net charge of $3.1 million for the nine months ended September 30, 2012.
About Harland Clarke Holdings

Harland Clarke Holdings is a holding company that conducts its operations through its direct and indirect, wholly owned operating subsidiaries. With the divestiture of Faneuil on October 18, 2013, Harland Clarke Holdings currently has two business segments, which are operated by Harland Clarke and Scantron. Harland Clarke is a provider of payment solutions, transactional and secure document printing, direct online and print marketing services, inbound and outbound contact center services, as well as customized social stationery, business and home office products to financial and commercial institutions, as well as consumers and other businesses. It services some of the largest accounting software firms and big-box retailers by developing and managing e-commerce sites for the online ordering of customizable printed materials. Scantron is a leading provider of data management and decision support solutions and related products and services to educational, commercial and governmental entities worldwide through online and print channels. With the October 18, 2013 divestiture of Faneuil, the Harland Technology Services business was transferred to and became part of the operations and results of Scantron from and after that date. Harland Technology Services is a nationwide information technology solutions and services provider to educational, commercial and governmental entities.

Harland Clarke Holdings is an indirect, wholly owned subsidiary of M & F Worldwide, which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews. MacAndrews is wholly owned by Ronald O. Perelman. On September 12, 2011, M & F Worldwide agreed, subject to various closing conditions, to merge with an indirect, wholly owned subsidiary of MacAndrews, and, following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of all other closing conditions, that merger was effected on December 21, 2011.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings' control. All statements other than statements of historical facts included in this press release, including those regarding Harland Clarke Holdings' strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Harland Clarke Holdings believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. In addition to factors described in Harland Clarke Holdings' Securities and Exchange Commission filings and others, the following factors may cause Harland Clarke Holdings' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: (1) Harland Clarke Holdings' substantial indebtedness; (2) difficult conditions in financial markets, the downturn in and potential worsening of general economic and market conditions and the impact of the credit crisis; (3) covenant restrictions under Harland Clarke Holdings' indebtedness that may limit its ability to operate its business and react to market changes; (4) the maturity of the principal industry in which the Harland Clarke segment operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, a decline in consumer confidence and/

or checking account openings and other factors, and our ability to grow non-check-related product lines; (5) consolidation among or failure of financial institutions, decreased spending by financial institutions on our products and services and other adverse changes among the large clients on which Harland Clarke Holdings depends, resulting in decreased revenues and/or pricing pressure; (6) the ability to retain Harland Clarke Holdings' clients; (7) the ability to retain Harland Clarke Holdings' key employees and management; (8) lower than expected cash flow from operations; (9) significant increases in interest rates; (10) intense competition in all areas of Harland Clarke Holdings' business; (11) interruptions or adverse changes in Harland Clarke Holdings' supplier relationships, technological capacity, intellectual property matters, and applicable laws; (12) increased spending on product development and implementation of our products; (13) decreases to educational budgets as a result of the continued general economic downturn and the resulting impact on Scantron's customers; (14) determinations made to limit investments in, restrict marketing efforts for or discontinue certain products which are not part of Harland Clarke Holdings' strategic plans; (15) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating acquisitions; (16) Harland Clarke Holdings' ability to successfully locate, execute, integrate and manage acquisitions; (17) Harland Clarke Holdings' ability to achieve vendor-specific objective evidence for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue; (18) Harland Clarke Holdings' ability to implement any or all components of its business strategy or realize all of its expected cost savings or synergies from acquisitions; (19) acquisitions otherwise not being successful from a financial point of view, including, without limitation, due to any difficulties with Harland Clarke Holdings servicing its debt obligations; and (20) weak economic conditions and declines in the financial performance of our businesses that may result in material impairment charges.

Non-GAAP Financial Measures
In this release, Harland Clarke Holdings presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Harland Clarke Holdings that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.
EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to contract acquisition payments). Harland Clarke Holdings presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Harland Clarke Holdings' industries.
Harland Clarke Holdings believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance, although EBITDA should not be considered as a measure of liquidity. In addition, Harland Clarke Holdings utilizes EBITDA when interpreting operating trends and results of operations of its business.
Harland Clarke Holdings also uses EBITDA for the following purposes: Harland Clarke Holdings' senior credit facilities use EBITDA (with additional adjustments) to measure compliance with financial covenants such as debt incurrence. Harland Clarke Holdings' executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Harland Clarke Holdings and others in its industry to evaluate and value potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Harland Clarke Holdings to invest in the growth of its business.
In addition, in evaluating EBITDA, you should be aware that in the future Harland Clarke Holdings may incur expenses such as those excluded in calculating it. Harland Clarke Holdings' presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•    it does not reflect Harland Clarke Holdings' cash expenditures and future requirements for capital expenditures or contractual commitments;
•    it does not reflect changes in, or cash requirements for, Harland Clarke Holdings' working capital needs;
•    it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Harland Clarke Holdings' debt;
•    although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•    it is not adjusted for all non-cash income or expense items that are reflected in Harland Clarke Holdings' statements of cash flows; and
•    other companies in Harland Clarke Holdings' industries may calculate EBITDA differently from Harland Clarke Holdings, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Harland Clarke Holdings' business or as a measure of cash that will be available to Harland Clarke Holdings to meet its obligations. You should compensate for these limitations by relying primarily on Harland Clarke Holdings' GAAP results and using EBITDA only supplementally.
Harland Clarke Holdings presents Adjusted EBITDA as a supplemental measure of its performance. Harland Clarke Holdings prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Harland Clarke Holdings' ongoing operating performance. Such items include, but are not limited to, certain acquisition accounting adjustments, gains and losses on early extinguishment of debt, restructuring costs, asset impairment charges, deferred purchase price compensation related to acquisitions and changes in the fair value of contingent consideration related to acquisitions. You are encouraged to evaluate each adjustment and the reasons Harland Clarke Holdings considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Harland Clarke Holdings may incur expenses, including cash expenses, similar to the adjustments in this presentation. Harland Clarke Holdings' presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Pete Fera
(210) 697-1208

- tables to follow

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Product revenues, net	$318.7	$303.1	$917.8	$914.3
Service revenues, net	59.1	54.8	166.8	154.8
Total net revenues	377.8	357.9	1,084.6	1,069.1
Cost of products sold	197.4	188.0	560.2	595.1
Cost of services provided	41.4	39.7	119.4	117.6
Total cost of revenues	238.8	227.7	679.6	712.7
Gross profit	139.0	130.2	405.0	356.4
Selling, general and administrative expenses	72.8	68.2	210.0	221.5
Asset impairment charges	0.2	0.7	1.1	0.7
Restructuring costs	1.6	11.6	14.9	16.2
Operating income	64.4	49.7	179.0	118.0
Interest income	0.2	0.2	0.6	0.7
Interest expense	(53.5)	(56.3)	(165.4)	(166.0)
Loss on early extinguishment of debt	—	(34.2)	(61.0)	(34.2)
Loss from equity method investment	(0.1)	—	(0.5)	—
Other expense, net	—	—	—	(0.2)
Income (loss) before continuing operations before income taxes	11.0	(40.6)	(47.3)	(81.7)
Provision (benefit) for income taxes on continuing operations	3.4	(15.9)	(19.2)	(31.4)
Net income (loss) from continuing operations	7.6	(24.7)	(28.1)	(50.3)
Net income from discontinued operations	412.3	5.7	439.2	0.7
Net income (loss)	$419.9	$(19.0)	$411.1	$(49.6)

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenues
Harland Clarke segment	$303.8	$286.7	$874.7	$866.4
Scantron segment	32.1	30.2	89.2	89.0
Faneuil segment	42.7	41.6	122.9	115.4
Eliminations	(0.8)	(0.6)	(2.2)	(1.7)
Total net revenues	$377.8	$357.9	$1,084.6	$1,069.1

Operating income (loss)
Harland Clarke segment	$62.5	$56.6	$192.7	$151.8
Scantron segment	4.0	(5.2)	(8.1)	(26.0)
Faneuil segment	5.1	2.9	12.0	5.6
Corporate	(7.2)	(4.6)	(17.6)	(13.4)
Total operating income	$64.4	$49.7	$179.0	$118.0

Harland Clarke Holdings Corp. and Subsidiaries
Reconciliations to EBITDA for Continuing Operations and EBITDA for Continuing Operations to Adjusted EBITDA for Continuing Operations
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss) from continuing operations	$7.6	$(24.7)	$(28.1)	$(50.3)
Interest expense, net for continuing operations	53.3	56.1	164.8	165.3
Provision (benefit) for income taxes for continuing operations	3.4	(15.9)	(19.2)	(31.4)
Depreciation and amortization for continuing operations	38.6	44.4	115.3	131.6
EBITDA for continuing operations	102.9	59.9	232.8	215.2
Adjustments:
Restructuring costs (a)	1.6	11.6	14.9	16.2
Asset impairment charges (b)	0.2	0.7	1.1	0.7
Impact of acquisition accounting adjustments (c)	(6.7)	(6.9)	(20.8)	(3.9)
Transaction related expenses (d)	1.5	1.2	3.6	2.8
Unusual legal expenses (e)	3.7	0.2	4.2	0.5
Loss on early extinguishment of debt (f)	—	34.2	61.0	34.2
Customer billings in excess of recognized revenues (g)	(6.6)	4.1	(9.8)	10.3
Loss from equity method investment (h)	0.1	—	0.5	—
Non-cash costs related to discontinued products (i)	1.6	—	2.0	—
Adjusted EBITDA from continuing operations	$98.3	$105.0	$289.5	$276.0

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating income (loss)	$0.8	$(7.1)	$(14.8)	$(26.6)
Depreciation and amortization	1.2	0.9	3.8	2.8
EBITDA from GlobalScholar and Spectrum K12	2.0	(6.2)	(11.0)	(23.8)
Adjustments:
Restructuring costs (a)	(0.4)	1.7	5.7	2.5
Asset impairment charges (b)	0.2	—	0.9	—
Impact of acquisition accounting adjustments (c)	1.1	(1.4)	3.5	0.7
Customer billings in excess of recognized revenues (g)	(6.6)	4.1	(9.8)	10.3
Non-cash costs related to discontinued products (i)	1.6	—	2.0	—
Allocation of costs to support businesses (j)	(1.1)	(1.1)	(2.5)	(3.7)
Adjusted EBITDA from GlobalScholar and Spectrum K12	$(3.2)	$(2.9)	$(11.2)	$(14.0)

Adjusted EBITDA from continuing operations excluding GlobalScholar and Spectrum K12	$101.5	$107.9	$300.7	$290.0

____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects non-cash impairment charges from the write-down of assets.

(c)
Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense. For the three months ended September 30, 2013, the acquisition accounting adjustments consisted of the following net amounts related to the MacAndrews Acquisition: a $5.2 non-cash increase to net revenues, a $1.4 non-cash decrease to cost of revenues and a $0.1 non-cash decrease to selling, general and administrative expenses. For the three months ended September 30, 2012 the acquisition accounting adjustments consisted of the following net amounts: a $6.1 non-cash increase to net revenues, a $0.2 non-cash decrease to cost of revenues and a $0.6 non-cash decrease to selling, general and administrative expenses. For the nine months ended September 30, 2013, the acquisition accounting adjustments consisted of the following net amounts: an $18.2 non-cash increase to net revenues, a $2.5 non-cash decrease to cost of revenues and a $0.1 non-cash decrease to selling, general and administrative expenses. For the nine months ended September 30, 2012, the acquisition accounting adjustments consisted of the following net amounts: a $13.2 non-cash increase to net revenues, a $13.1 non-cash increase to cost of revenues and a $3.8 non-cash decrease to selling, general and administrative expense.

(d)	Reflects non-recurring charges related to recent debt transactions, the MacAndrews Acquisition, and other acquisition activities.

(e)	Reflects non-recurring legal costs.

(f)	Reflects a non-cash write-off of unamortized, non-cash fair value adjustment related to the repayment of term loans and certain fixed rate 2015 senior notes.

(g)	Reflects the difference in the amount billed to customers in excess of revenues recognized plus non-cash fair value adjustments to deferred revenues.

(h)	Reflects the non-cash loss attributable to the investment in certain equity securities of Transactis, Inc., a privately held company, accounted for using the equity method.

(i)	Reflects the non-cash costs related to discontinued products at the GlobalScholar and Spectrum K12 businesses.

(j)	Reflects the allocation of costs within the Scantron segment to support the GlobalScholar and Spectrum K12 businesses.